EXHIBIT 10.4


                           PURCHASE AND SALE AGREEMENT


     This PURCHASE AND SALE AGREEMENT ("Agreement") is entered into as of March 19, 2003, by and between DON PABLO'S OPERATING CORP., an Ohio corporation, ("Seller"), and SKYLINE-FRI 8 L.P., a Delaware limited partnership ("Buyer").

                              W I T N E S S E T H:

     In consideration of the mutual covenants set forth herein, Seller and Buyer agree as follows:

     1. Conveyance of Properties. On the terms and subject to the conditions set forth in this Agreement, at Closing, as hereinafter defined, Seller shall sell, convey and assign to Buyer, and Buyer shall buy and accept from Seller, subject to the Permitted Encumbrances, as hereinafter defined, each of the fifteen (15) restaurant properties (each individually a "Property" or "Real Property" and collectively the "Properties") more particularly described as follows:

     (a) good and  indefeasible  title in fee  simple to the land  described  on
Schedule 1, attached hereto (collectively, "Land"), together with all rights and interests appurtenant thereto, including, without limitation, Seller's right, title, and interest in and to all (i) adjacent streets, alleys, rights-of-way and any adjacent strips or gores of real estate; (ii) buildings, structures and other improvements located on the Land ("Improvements"); and (iii) the fixtures located at or in the Land or Improvements other than walk-in coolers affixed to any Real Property described on Schedule 2 hereto ("Excluded Coolers").

     (b) all of the following relating to all Real Properties (collectively, the "Personal Property"): the coolers, walk-in freezers, HVAC equipment and ventilation units owned by Seller and located at any of the Real Properties on the Closing Date, excluding, however, any Excluded Coolers located at the Properties listed on Schedule 2.

     2. Earnest Money. Within three (3) business days after the date both Buyer and Seller execute and deliver this Agreement, Buyer shall deliver to Chicago Title Insurance Company, 830 E. Main Street, Richmond, Virginia 23219 ("Title Company") $50.00 ("Earnest Money") in consideration for this Agreement. The Title Company shall immediately deliver the Earnest Money to Seller and the Earnest Money shall be retained by Seller in all events.

     3. Purchase Price and Prorations.

     (a) Subject to the terms of this Agreement, the purchase price (the "Purchase Price") for the Properties shall be $20,000,000.00 payable $19,750,000 in cash at Closing, and $250,000 pursuant to the letter agreement between Seller and Buyer, dated contemporaneously with the date hereof. The Purchase Price shall be paid to the Title Company on behalf of the parties and distributed by the Title Company as designated by the closing statement.

     (b) No proration shall be made of real estate and personal property taxes, utility charges and maintenance expenses with respect to the Properties, since these expenses are obligations of the Lessee pursuant to the Lease Agreement as defined below) to be executed and delivered by Buyer (as landlord) and Seller (as tenant) on the Closing Date. Rental payments under the Lease Agreement shall be pro-rated as of the Closing Date such that Seller shall prepay a prorated portion of the rent applicable to the month in which the Closing occurs, as contemplated by the Lease Agreement.

     4. Delivery of Documents by Seller. Seller has either already delivered to Buyer, or on or before five (5) business days following the date hereof (but in no event later than the Closing Date), Seller shall deliver to Buyer, the documents set forth in clauses (a) through (i) hereof (collectively, "Documents"), except the Site Assessments, which shall be delivered to Buyer not later than ten (10) business days after the Closing. All information set forth in the Documents shall be held in strict confidence by Buyer, its employees and agent until Closing (or indefinitely, if Closing does not occur). In the event that Closing does not occur, Buyer shall promptly return to Seller all Documents.

     (a) Commitments for title insurance covering the fee estate in each Real Property (collectively "Title Commitments" and each individually a "Title Commitment") from the Title Company, setting forth the status of the title to all Real Properties, showing all matters of record affecting the Real Properties, together with a true, complete and legible copy of all documents referred to in the Title Commitments;

     (b) Current ALTA Land Title "As Built" Surveys (collectively, "Surveys" and each individually a Survey) regarding each Real Property, and containing the certification set forth on Exhibit C as the same may be required to be modified to conform with requirements of particular jurisdictions and surveys (provided that such certification shall at all times be reasonably acceptable to Buyer);

     (c) Phase 1 site assessment for each Real Property (collectively, the "Site Assessments");

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     (d)  Insurance  binder  or  certificate  of  insurance  (including  blanket
policies)   covering  all   Properties   (including   without   limitation   all
Improvements);

     (e) Use permit regarding each Property;

     (f) Certificate of occupancy regarding each Property;

     (g) Profit and loss statements for the prior fiscal quarter and the preceding two (2) fiscal years for each Property;

     (h) Any and all studies, data, reports, agreements, licenses, leases, environmental assessments, surveys, reports, documents, plans, maps, and permits in Seller's possession or control concerning each Property (to the extent not already delivered to Buyer pursuant to Section 4(a) - (g), above); and

     (i) Such other information regarding Seller or any of the Properties that may reasonably be requested by Buyer with a reasonably detailed description thereof.

     5. Right of Entry, Inspection.

     From and including the date hereof through and including the Closing Date, Seller shall afford Buyer and its representatives a continuing right to inspect, at reasonable hours, the Properties and the Documents and Seller hereby grants to Buyer and Buyer's agents, employees and consultants a nonexclusive license to enter upon each Real Property for the purpose of allowing Buyer to conduct whatever soil and engineering tests, feasibility studies, surveys and other physical examinations of each Real Property Buyer deems appropriate. Buyer will not perform any invasive testing at any of the Properties without Seller's prior written consent, which shall not be unreasonably withheld. All tests, investigations and studies to be performed by Buyer shall be performed at its sole cost and expense, and Buyer shall at all times use reasonable efforts not to unduly interfere with the conduct of Seller's business at the Properties. In the event of any damage to the Properties caused by Buyer, its agents, engineers, employees or contractors, Buyer shall pay the cost incurred by Seller to restore the Properties to the condition existing prior to the performance of such tests, investigations or studies. Buyer shall defend, indemnify and hold Seller harmless from any and all liability, claims, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) suffered or incurred by Seller for injury to persons or property caused by Buyer's investigations, studies, tests and inspections of the Properties. However, Buyer shall have no liability for any loss, claim or liability attributable to the acts or omissions of Seller or Seller's agents, employees, invitees or licensees or resulting from latent defects or Hazardous Materials within, on or adjacent to any of the Real Properties (except in the event that such latent defects are negligently exacerbated by Buyer or its employees or contractors). As used in this Agreement, the terms "De Minimis Amounts," "Hazardous Materials" and "Environmental Laws" shall have the meanings set forth in the form Lease Agreement attached hereto as Exhibit F.

     6. Title, Environmental and Other Defects.

     (a) Buyer shall have the right, at any time during the period ending at 5:00 p.m. CST on the date two (2) days prior to the Closing Date (as defined in Section 8 hereof) ("Title Objection Cut-Off Date"), to object in writing to any matters reflected in any Survey or a Title Commitment. All matters set forth in Surveys or Title Commitments to which Buyer delivers written objection ("Title Notice Letter"), and all matters which are listed on the Title Commitments as requirements by the Title Company to issue the title insurance policy (other than those requirements which relate to documents or other items to be provided by Buyer), are "Non-Permitted Encumbrances". All matters set forth in the Title Commitments or Surveys which are not Non-Permitted Encumbrances are "Permitted Encumbrances". Seller, at its sole cost and expense, shall have the right, but not the obligation, to cure or remove all Non-Permitted Encumbrances on or before the Closing Date. If Seller does not cause all Non-Permitted Encumbrances which materially adversely affect title to any Property to be removed or cured on or before the Closing Date, Buyer may elect, in its sole discretion, to either (i) purchase the Property subject to the Non-Permitted Encumbrance(s) with no reduction in the Purchase Price, or (ii) exclude the Property from the assets to be purchased hereunder with a reduction in the Purchase Price based on the amount set forth on Exhibit A with respect to such Property. In the event that Buyer elects to proceed under option (i) above, notwithstanding anything in this Agreement to the contrary, the applicable Non-Permitted Encumbrances accepted by Buyer shall thereafter be deemed to be Permitted Encumbrances.

     (b) If the Site Assessment or any other information received by Buyer with respect to any Property reveals an environmental condition at any Property that materially adversely affects the marketability of such Property, Buyer may in its sole discretion, not later than the Title Objection Cut-Off Date elect by written notice to Seller to either (i) exclude such Property from the assets to be purchased hereunder, with a reduction in the Purchase Price based on the amount set forth on Exhibit A with respect to such Property, or (ii) purchase such Property subject to the environmental condition with no reduction in the Purchase Price.

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     (c)  If on or  before  the  Title  Objection  Cut-Off  Date,  Buyer  has an objection to the physical condition, legal or zoning condition, location or sales volume of a Property, Buyer shall deliver written notice to Seller on or before the Title Objection Cut-Off Date. Seller may, upon receipt of such notice propose a replacement Property for the Property to which Seller has objected and deliver to Buyer all required Documents with respect to such replacement Property (in which event Buyer shall have the right to accept or reject such replacement Property in its sole discretion), or exclude the Property from the assets to be purchased hereunder with a reduction in the Purchase Price based on the amount set forth on Exhibit A with respect to such Property.

     7. (a) Seller Representations and Warranties. Seller hereby represents and warrants to, and covenants with Buyer that as of the date hereof and as of the
Closing:

     (i) Seller is an Ohio corporation duly organized, validly existing and in good standing under the laws of all of the states of where the Real Properties are located. Seller has the right, power, and authority to execute, deliver, and perform this Agreement, and this Agreement, when executed and delivered by Seller and Buyer, shall constitute the valid and binding agreement of Seller, and shall be enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     (ii) All requisite corporate action on the part of Seller has been taken by Seller in connection with making and entering into this Agreement and the consummation of the purchase and sale provided for herein, and no consents or approvals are required from any party which is not a party to this Agreement in order to consummate such purchase and sale, except for consents or approvals that, if not obtained, would not be reasonably likely to have a material adverse effect. Neither this Agreement nor the consummation of any of the transactions contemplated hereby violates or shall violate any provision of any material agreement or document to which Seller is a party or to which Seller is bound except for any violations that would not be reasonably likely to have a material adverse effect.

     (iii) Neither Seller nor any entity or person that directly or indirectly owns or controls Seller (including, without limitation, Avado Brands, Inc., a Georgia corporation ("Avado Brands")) is bankrupt under the Federal Bankruptcy Code, or has filed for protection or relief under any applicable bankruptcy or creditor protection statute or has been threatened by creditors with an involuntary application of any applicable bankruptcy or creditor protection statute. Seller is not entering into the transactions described in this Agreement with an intent to defraud any creditor or to prefer the rights of one creditor over any other. After giving effect to the transactions contemplated by this Agreement, Avado Brands, Inc. ("Avado") and its subsidiaries are, and Avado and its subsidiaries on a consolidated basis are, Solvent. `Solvent' means, with respect to any person on a particular date, that on such date such person (i) has sufficient working capital and other property remaining as a result of the transaction to carry on its business as currently being conducted and as contemplated to be conducted in the future, and (ii) has the ability to pay existing indebtedness as it matures and does not intend to or believes that it will incur debts beyond its ability to pay as such debts mature in the future.

     (iv) To the best of Seller's knowledge, after diligent inquiry, except as expressly disclosed in the Documents delivered to Buyer prior to the Closing Date, Seller has not received any written notice from appropriate governmental authorities that any Property is in violation of any applicable laws.

     (v) To the best of Seller's knowledge, after diligent inquiry, Seller has not received any written notices from any insurance company, board of fire underwriters or similar organization regarding any defects in any Property.

     (vi) Except as disclosed in the Documents delivered to Buyer prior to the Closing Date, the Improvements and their current use with respect to each Property are in material compliance with all applicable zoning, building, environmental, subdivision and other laws, rules, and regulations applicable thereto, as well as any private restrictive covenants affecting each Property, and are ready for use and occupancy in the same manner as such use and occupancy has heretofore been made.

     (vii) Except for the Permitted Encumbrances including any matters that are deemed to be Permitted Encumbrances pursuant to section 6(a), upon proper recording of the Deeds, Seller will own each Property free and clear of all liens, restrictions, charges and encumbrances. From the date hereof, and until the Closing or earlier termination of this Agreement, Seller shall not sell, assign or create any right, title or interest whatsoever in or to any Property or create any liens, encumbrances or charges thereon without discharging the same at or prior to the Closing Date.

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     (iix) To the best of Seller's knowledge,  after diligent inquiry,  there is no suit, action or arbitration, or legal, administrative, or other proceeding or governmental investigation, formal or informal, including but not limited to eminent domain or condemnation proceeding, proceeding to establish a new
assessment   district  or  increase  the  assessments  imposed  by  an  existing assessment district, or zoning change proceeding, pending or threatened in writing, or any judgment, moratorium or other government policy or practice which affects any Property.

     (ix) Except as disclosed in the Site Assessments delivered to Buyer prior to the Title Objection Cut-Off Date, there are no lawsuits, claims, suits, proceedings or investigations pending or, to the best of Seller's knowledge, threatened against or affecting Seller or any Property nor, to the best of Seller's knowledge, is there any basis for any of the same, and there are no lawsuits, suits or proceedings pending in which Seller is the plaintiff or claimant and which relate to any Property, or any facts or circumstances which may in any way adversely affect any Property. There is no action, suit or proceeding pending or, to the best of Seller's knowledge, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.

     (x) Except as disclosed in the Documents delivered to Buyer prior to the Closing Date, to the best of Seller's knowledge, after diligent inquiry, (A) no Property is in violation, nor has been or is currently under investigation for violation of any Environmental Laws, and (B) no Property has been subject to a deposit of any Hazardous Materials (except in De Minimis Amounts); (C) neither Seller nor any third party has used, generated, manufactured, stored or disposed in, at, on, under or about any Property or transported to or from any Property any Hazardous Materials (except in De Minimis Amounts); (D) there has been no discharge, migration or release of any Hazardous Materials from, into, on, under or about any Property (except in De Minimis Amounts); and (E) there is not now, nor has there ever been on or in any Property underground storage tanks or surface impoundments, any asbestos-containing materials or any polychlorinated biphenyls used in hydraulic oils, electrical transformers or other equipment except with respect to any such materials disclosed on Schedule 3, and which materials have been sealed, capped, encapsulated or otherwise remediated in accordance with applicable Environmental Laws. Seller assigns to Buyer, effective upon Closing, all claims, counterclaims, defenses or actions, whether at common law, or pursuant to any other applicable federal or state or other laws which Seller may have against any third parties relating to the existence of any Hazardous Materials in, at, on, under or about any Property.

     (xi) To the best of Seller's knowledge, after diligent inquiry, all Improvements comply in all material respects with all applicable requirements of governmental authorities, and all laws, rules and regulations and building codes in effect as of the Closing Date.

     (xii) Seller has disclosed to Buyer all material information in Seller's possession or known to Seller concerning each Property that would be reasonably likely to be material to Seller's decision to enter into this Agreement and/or consummate the transaction contemplated thereby.

     It shall be a condition of Buyer's obligation to close with respect to any Property that the warranties and representations made with respect to such Property are true as of the Closing. If Buyer discovers prior to Closing that any representation or warranty made in this Agreement with respect to any Property is not true in all material respects, then Buyer shall have the right, as its sole and exclusive remedy, to either (i) exclude such Property from the assets to be purchased, with a reduction in Purchase Price equal to the amount set forth on Exhibit A with respect to such Property, by delivering notice to Seller prior to the Closing Date, or (ii) elect to purchase the Properties subject to such untrue warranty or representation without any reduction in the Purchase Price. If Buyer discovers after the Closing Date that any representation or warranty made in this Agreement is not correct in all material respects, and the breach of such representation or warranty is also a breach of the Lease Agreement, then the remedy provisions of the Lease Agreement shall control; if no such provision exists for a breach of a representation or warranty under the Lease Agreement, then Buyer shall be entitled to exercise all remedies at law or equity, provided as a condition to Buyer's right to do so, Buyer must exercise such remedies including the filing of any suit or other action within two (2) years after the Closing Date.

     (b) Buyer Representations and Warranties. Buyer hereby represents and warrants to, and covenants with Seller that as of the date hereof and as of the
Closing:

     (i) Buyer has been duly formed, is validly existing and has taken all necessary action to authorize the execution, delivery and performance by Buyer of this Agreement.

     (ii) The person who has executed this Agreement on behalf of Buyer is duly authorized to do so.

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     (iii) Upon execution by Buyer,  this Agreement shall  constitute the legal, valid and binding obligation of Buyer,  enforceable  against Buyer in accordance
with  its  terms,   except  as  enforceability  may  be  limited  by  applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     It shall be a condition of Seller's obligation to close that (x) Guarantor shall have entered into the Third Amended and Restated Credit Agreement with Hilco Capital, LP, as Administrative Agent, and the lenders signatory thereto and shall have otherwise closed its Revolving Credit Facility with Drawbridge Special Opportunities Fund L.P. and (y) the representations and warranties made by Buyer in this subsection are true as of the Closing.

     8. Closing. The closing ("Closing") of the sale of the Properties by Seller to Buyer shall occur on March 19, 2003 ("Closing Date"), with a pre-closing in which all recordable documents will be delivered to the Title Company on March 17, 2003. Notwithstanding the foregoing to the contrary, Buyer may, by written notice delivered to Seller on or before March 17, 2003, extend the Closing Date to a date not later than March 24, 2003, if the Documents required to be delivered to Buyer prior to the Closing Date pursuant to Section 4 hereof are not delivered within the period time set forth in Section 4. Closing shall occur in the offices of the Title Company, in escrow (the "Escrow"), or at another place and or time as mutually agreed upon by Seller and Buyer, commencing at 10:00 o'clock a. m. on the Closing Date. Closing shall be deemed to occur when Seller has received the Purchase Price, a Deed (as defined below) regarding each Real Property has been tendered to the Title Company for recording in the Official Records of the county where such Real Property is located such that title to each Property has been conveyed to Buyer, and the deliveries at Closing contemplated by this Section 8 shall have occurred. At Closing:

     (a) Buyer shall deliver to Seller through the Escrow (i) payment of the Purchase Price in accordance with Section 3; (ii) an executed Lease Agreement in the form attached hereto as Exhibit F ("Lease Agreement") together with execution copies of the Exhibits to the Lease Agreement; and (iii) evidence satisfactory to Seller and the Title Company that the person executing documents on behalf of Buyer has full right, power and authority to do so and (iv) any counterparts of real estate transfer declarations required to be executed by Buyer.

     (b) Seller shall deliver or cause to be delivered to Buyer through the Escrow the following ("Closing Documents"):

     (i) Special Warranty Deed in the form of Exhibit B, or substantially equivalent form complying with state specific recording requirements (each, a "Deed"), conveying to Buyer each Real Property subject to the Permitted Encumbrances; Bill of Sale conveying the Personal Property in the form of Exhibit D; IRC Section 1445 Certification in the form of Exhibit E, together with execution copies of the Exhibits to the Lease Agreement; all fully executed, sworn to, and acknowledged, as appropriate, by Seller;

     (ii) an executed Lease Agreement in the form attached hereto as Exhibit F; and

     (iii) Title policies or irrevocable commitments to issue title policies regarding each Real Property in the form required pursuant to Section 8(c) below.

     (c) Seller shall pay for the costs of obtaining the Title Commitments, an Owner's Policy of Title Insurance and Mortgagee Policy of Title Insurance (insuring Buyer's lender's mortgages) for each Property in an amount equal to the amount set forth opposite such Property on Exhibit A attached hereto (with endorsements including Owner's comprehensive, survey, access and zoning, and without exception for creditors' rights), the Surveys and all required updates thereof, the Site Assessments, all escrow fees, all recording costs, (including, without limitation mortgage recording costs) and applicable deed stamp or transfer taxes for each of the Properties (including, without limitation, all Personal Property relating thereto). Buyer shall coordinate with the Title Company to obtain all title insurance policy endorsements desired by Seller or Seller's lender, and Seller shall reasonably cooperate with Buyer in connection therewith.

     (d) Seller shall deliver to Buyer possession of the Properties subject to the Lease Agreement.

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     9.  Notices.  Any  notice  provided  or  permitted  to be given  under this
Agreement must be in writing and may be served by depositing same in the United States mail, addressed to the party to be notified, postage prepaid and certified, with return receipt requested, by delivering the same in person to such party (including express or courier service), or by delivering the same by confirmed facsimile. Notice given in accordance herewith shall be effective upon the earlier of (i) receipt at the address of the addressee, (ii) the second
(2nd) day following deposit of same in the United States mail as provided for herein, regardless of whether same is actually received, or (iii) the second attempt at delivery, as evidenced by the regular records of the person or entity attempting delivery, regardless of whether the same is actually received. For purposes of notice, the addresses of the parties shall be as follows:

         If to Seller:              Avado Brands, Inc.
                                    Hancock at Washington
                                    Madison, GA 30650
                                    Attn:  Margaret E. Waldrep
                                    Telephone No. (706) 343-2234
                                    Facsimile No. (706) 342-9283

     With copies (which shall not constitute notice hereunder) to:

                               Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                               Chicago, Illinois 60606
                               Attn:  Randall J. Rademaker
                               Telephone No. (312) 407-0930
                               Facsimile No. (312) 407-8521

                               Graves Sieffert, P.A.
                               862-B South Pleasantburg Drive (29607)
                               P.O. Box 8600 Greenville, South Carolina
                               29604 Attn: Jennings L. Graves, Jr.
                               Telephone No. (864) 527-2727 Facsimile No.
                               (864) 527-2721

         If to Buyer:          Skyline-FRI 8, L.P.
                               558 Sacramento St., 4th Floor
                               San Francisco, California 94111
                               Attn:  Richard C. Ronald
                               Telephone No. (415) 616-5140
                               Facsimile No. (415) 616-5144

     Either party may change its address for notice by giving written notice thereof to the other party in accordance with the provisions of this Section 9.

     10. Commissions. Buyer shall defend, protect, indemnify and hold harmless Seller from any claim by any party claiming under Buyer for any brokerage, commission, finder's, or other fees relative to this Agreement or the sale of the Properties, and any court costs, attorneys' fees, or other costs or expenses arising therefrom and alleged to be due by authorization of Buyer. Seller shall defend, protect, indemnify and hold harmless Buyer from any claim by any party claiming under Seller for any brokerage, commission, finder's, or other fees relative to this Agreement or the sale of the Properties, and any court costs, attorneys' fees, or other costs or expenses arising therefrom and alleged to be due by authorization of Seller.

     11. Assigns. This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective heirs, legal representatives, successors and assigns. This Agreement may be assigned by Buyer without the consent of Seller by delivery of written notice of assignment to Seller. Notwithstanding the foregoing, upon any assignment, Buyer shall not be relieved of liability for the performance of any obligation of Buyer contained in this Agreement unless and until Buyer's assignee shall have assumed in writing all of the duties and obligations of Buyer hereunder.

     12. Destruction, Damage or Taking Before Closing.

     (a) In the event of damage to or destruction of all or any portion of any Property by fire or other casualty, Seller shall promptly deliver to Buyer written notice thereof (the "Damage Notice"), which notice shall contain reasonable detail regarding such damage or destruction, including without limitation Seller's reasonable estimate of the amount required to be expended to repair or restore the damaged or destroyed Property or portion thereof ("Repair Cost"). If Seller reasonably estimates that the Repair Cost is $500,000.00 or less, Seller shall, at its option, either (i) repair such damage or destruction, or, if such damage or destruction has not been repaired prior to Closing, (ii) require Buyer to take title to the Property, and the Lease Agreement shall govern the disposition of insurance proceeds and repair of the Property. If Seller reasonably estimates that the Repair Cost exceeds $500,000.00, Buyer shall have, as its sole and exclusive remedy, either of the following options, to be exercised by delivering written notice thereof to Seller within ten (10) business days after its receipt of the Damage Notice from Seller: (x) the option to exclude such Property from the assets to be purchased, with a reduction in the Purchase Price in the amount of the Purchase Price allocated to such Property as set forth on Exhibit A; or (y) the option not to exclude such Property from the assets to be purchased, in which case Buyer shall take title to the Property subject to such damage or destruction, and the Lease Agreement shall govern disposition of insurance proceeds and repair of the Property. If Buyer fails to deliver any such notice to Seller within such ten (10) business day period, Buyer shall be deemed to have exercised its option described in (y), above.

     (b) In the event of an eminent domain taking or the issuance of a notice of an eminent domain taking with respect to all or any portion of any Property, Seller shall promptly deliver to Buyer written notice thereof, which notice shall contain reasonable detail regarding such taking (the "Taking Notice"). Buyer shall have, as its sole and exclusive remedy, either of the following options, to be exercised by delivering written notice thereof to Seller within ten (10) business days after its receipt of the Taking Notice from Seller: (i) the option to exclude such Property from the assets to be purchased, with a reduction in the Purchase Price in the amount of the Purchase Price allocated to such Property as set forth on Exhibit A, or (ii) the option not to exclude such Property from the assets to be purchased, with the disposition of the eminent domain award to be governed by the Lease Agreement. If Buyer fails to deliver any such notice to Seller within such ten (10) business day period, Buyer shall be deemed to have exercised its option described in (ii), above.

     13. Termination and Remedies.

     (a) If Buyer fails to consummate the purchase of the Properties pursuant to this Agreement for any reason other than Seller's failure to perform its obligations hereunder, then Seller shall have the right as its sole and exclusive remedy to either (i) terminate this Agreement by notifying Buyer thereof, in which case Buyer shall pay Seller $150,000 as liquidated damages or
(ii) enforce specific performance of Buyer's obligations hereunder.

     (b) If Seller fails to consummate the sale of the Properties pursuant to this Agreement for any reason other than Buyer's failure to perform its obligations hereunder, Buyer shall have the right, as its sole and exclusive remedy, to either (x) terminate this Agreement by notifying Seller thereof, whereupon neither party hereto shall have any further rights or obligations hereunder, or (y) enforce specific performance of Seller's obligations hereunder.

     None of Buyer's or Seller's partners, members, officers, agents or employees shall have any personal liability of any kind or nature or by reason of any matter or thing whatsoever, under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, and each of Buyer and Seller waive for themselves and anyone who may claim by, through or under such party any and all rights to recover on account of any such alleged personal liability.

     14. Miscellaneous. Buyer and Seller shall cooperate in connection with the public announcement of the terms of this Agreement; provided, however neither party will make such an announcement without the prior consent of the other party, which consent will not be unreasonably withheld. Both Seller and Buyer shall cooperate with one another and in a timely manner execute all documents reasonably required to give effect to the purchase and sale provided for herein. If any provision of this Agreement is adjudicated by a court having jurisdiction over a dispute arising herefrom to be invalid or otherwise unenforceable for any reason, such invalidity or unenforceability shall not affect the other provisions hereof. This Agreement shall be governed and construed in accordance with the laws of the State of Texas except in any action to specifically enforce performance of this Agreement, in which event the law of the state of the Real Property with respect to which such specific performance is requested shall govern. This Agreement is the entire agreement between Seller and Buyer concerning the sale of the Properties and no modification hereof or subsequent agreement relative to the subject matter hereof shall be binding on either party unless reduced to writing and signed by the party to be bound. The provisions of Sections 3, 4, 7, 8, 9, 10, 11, 14 and 17 shall survive Closing (provided, however, that the foregoing shall not affect any period of survival specified in any such sections). Exhibits A-F attached hereto are incorporated herein by this reference for all purposes. Time is of the essence in the performance of each and every provision of this Agreement. In the event that the last day for taking any action or serving notice under this Agreement falls on a Saturday, Sunday or legal holiday, the time period shall be extended until the following business day. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument. A facsimile or photocopy signature on this Agreement or any notice delivered hereunder shall have the same legal effect as an original signature.

     15. Commitment Letter. This Agreement supersedes the portions of the Commitment Letter dated February 25, 2003 relating to the Sale-Lease Back Transaction, by and between Drawbridge Special Opportunities Fund LP and Avado Brands, Inc.

     16. Date of Agreement. All references in this Agreement to "the date hereof" or similar references shall be deemed to refer to the first date set forth above.

     17. Transaction Characterization. It is the intent of the parties that the conveyance of the Properties to Buyer be an absolute conveyance in effect as well as form, and the instruments to be delivered at Closing are not intended to serve or operate as a mortgage, equitable mortgage, deed of trust, security agreement or financing or trust arrangement of any kind. After the execution and delivery of the Deeds, Seller will have no legal or equitable interest or any other claim or interest in the Properties other than as set forth in the Lease Agreement. Furthermore, the parties intend for the Lease Agreement to be a true lease and not a transaction creating a financing lease, capital lease, equitable mortgage, mortgage, deed of trust, security interest or other financing arrangement, and the economics realities of the Lease Agreement are those of a true lease. Notwithstanding the existence of the Lease Agreement, neither party shall contest the validity, enforceability or characterization of the sale and purchase of the Properties by Buyer pursuant to this Agreement as an absolute conveyance, and both parties shall support the intent expressed herein that the purchase of the Properties by Buyer provides for an absolute conveyance and does not create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, security interest or the like, if and to the extent that any challenge occurs.

     IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the date first set forth above.

                                    BUYER:

                                    SKYLINE-FRI 8, L.P.,
                                    a Delaware limited partnership

                               By:  Tex-Mex GP, LLC
                                    a Delaware limited liability company

                               By:  SKYLINE PACIFIC PROPERTIES, LLC,
                                    a Colorado limited liability company


                               By:
                                     ----------------------------------------

                               Name:
                                     ----------------------------------------

                               Title:
                                     ----------------------------------------

                                    SELLER:

                                    DON PABLO'S OPERATING CORP.
                                    an Ohio corporation

                               By:
                                     ----------------------------------------

                               Name:
                                     ----------------------------------------

                               Title:
                                     ----------------------------------------




     Exhibits and schedules to this agreement are not filed pursuant to Item 601(b)(2) of SEC Regulation S-K. By the filing of this Form 10-Q, the Registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.



                                      S-1